UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 2, 2016

GLOBAL BRASS AND COPPER HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35938	06-1826563
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

475 N. Martingale Road Suite 1050 Schaumburg, IL	60173
(Address of principal executive offices)	(Zip Code)
(847) 240-4700
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On May 2, 2016, Global Brass and Copper Holdings, Inc. (the “Company”) announced the retirement of Robert Micchelli, the Company’s Chief Financial Officer, effective July 1, 2016. Beginning July 1, 2016 through the beginning of 2017, Mr. Micchelli will serve in an advisory role in order to ensure a smooth transition of accountabilities. A copy of the press release announcing the resignation of Mr. Micchelli is attached hereto as Exhibit 99.1.

(c) On May 2, 2016, the Company also announced that, effective July 1, 2016, Christopher Kodosky, age 43, will be promoted to Chief Financial Officer of the Company. Mr. Kodosky joined the Company’s executive team in December 2014 as the Vice President of Finance, accountable for all aspects of the Company’s financial reporting, corporate and income tax accounting, internal controls, treasury and risk management, business analysis and strategic planning.

Prior to joining the Company, Mr. Kodosky was employed in various capacities within AMCOL International Corporation for ten years, most recently as CFO of its performance materials segment. He also served as the VP Finance and Corporate Controller for GVW Holdings and, prior to that, provided merger and acquisition services as an employee of PricewaterhouseCoopers. Mr. Kodosky earned an Executive MBA from the Northwestern University Kellogg School of Management and a degree in accountancy from the University of Illinois at Urbana-Champaign, and he is also a Certified Public Accountant. A copy of the press release announcing the appointment of Mr. Kodosky is attached hereto as Exhibit 99.1.

Section 9 – Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit Number	Exhibit Description

99.1	Press release issued May 2, 2016, announcing Mr. Micchelli’s resignation and Mr. Kodosky’s appointment.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLOBAL BRASS AND COPPER HOLDINGS, INC

By:	/s/ Robert T. Micchelli
Name: Robert T. Micchelli
Title: Chief Financial Officer
Date: May 4, 2016

EXHIBIT INDEX

Exhibit Number	Exhibit Description

99.1	Press release issued May 2, 2016, announcing Mr. Micchelli’s resignation and Mr. Kodosky’s appointment.